                  SAFEGUARD SCIENTIFICS, INC. AND SUBSIDIARIES

                 EXHIBIT 11--COMPUTATION OF PER SHARE EARNINGS

                      (IN THOUSANDS EXCEPT PER SHARE DATA)

                                                                         THREE MONTHS ENDED    NINE MONTHS ENDED
                                                                            SEPTEMBER 30          SEPTEMBER 30
                                                                        --------------------  --------------------
                                                                          1997       1996       1997       1996
                                                                        ---------  ---------  ---------  ---------
Primary earnings per common share.....................................
Net earnings..........................................................  $   5,265  $   4,745  $  15,393  $  14,133
Adjustment (1)........................................................        (98)      (132)      (311)      (643)
                                                                        ---------  ---------  ---------  ---------
                                                                        $   5,167  $   4,613  $  15,082  $  13,490
                                                                        ---------  ---------  ---------  ---------
                                                                        ---------  ---------  ---------  ---------
Average common shares outstanding.....................................     31,291     29,971     31,247     29,744
Average common share equivalents......................................        680      1,313        760      1,501
                                                                        ---------  ---------  ---------  ---------
Average number of common shares and common share equivalents
  outstanding.........................................................     31,971     31,284     32,007     31,245
                                                                        ---------  ---------  ---------  ---------
                                                                        ---------  ---------  ---------  ---------
Primary earnings per common share.....................................  $     .16  $     .15  $     .47  $     .43
                                                                        ---------  ---------  ---------  ---------
                                                                        ---------  ---------  ---------  ---------
Fully diluted earnings per common share
Net earnings..........................................................  $   5,265  $   4,745  $  15,393  $  14,133
Adjustment (1)........................................................        (98)      (141)      (311)      (643)
                                                                        ---------  ---------  ---------  ---------
                                                                        $   5,167  $   4,604  $  15,082  $  13,490
                                                                        ---------  ---------  ---------  ---------
                                                                        ---------  ---------  ---------  ---------
Average common shares outstanding.....................................     31,291     29,971     31,247     29,744
Average common share equivalents......................................        680      1,387        792      1,599
                                                                        ---------  ---------  ---------  ---------
Average number of common shares assuming full dilution................     31,971     31,358     32,039     31,343
                                                                        ---------  ---------  ---------  ---------
                                                                        ---------  ---------  ---------  ---------
Fully diluted earning per common share................................  $     .16  $     .15  $     .47  $     .43
                                                                        ---------  ---------  ---------  ---------
                                                                        ---------  ---------  ---------  ---------

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(1) Net earnings are adjusted for the dilutive effect of public subsidiary common stock equivalents (primary) and convertible securities (fully diluted).